k

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street
Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 828-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DXLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 29, 2026, the Court of Chancery of the State of Delaware (the “Court”) held a hearing on the motions for a temporary restraining order and to expedite the proceedings in the Delaware Court of Chancery under FBB Holdings I, Inc. v. Destination XL Group, Inc., C.A. No. 2026-1411-KHL, which was commenced by FBB Holdings I, Inc. (“FBB”) in connection with the complaint it filed on October 26, 2026 against Destination XL Group, Inc. (“DXL”) and Divine Merger Sub I, Inc., a wholly owned subsidiary of DXL (“Merger Sub”), seeking declaratory and injunctive relief relating to the Agreement and Plan of Merger, dated as of December 11, 2025, by and among DXL, Merger Sub and FBB, as amended (the “Merger Agreement”). Under Section 8.01(e) of the Merger Agreement, either DXL or FBB may terminate the Merger Agreement if the merger has not been consummated by October 30, 2026, subject to the terms and conditions set forth therein. Following the hearing, the Court granted both motions and enjoined DXL from exercising its right to terminate the Merger Agreement pending further expedited determinations by the Court.

The temporary restraining order is temporary in nature and does not constitute a determination on the merits of the parties’ claims. DXL, which filed an answer and counterclaims on October 28, 2026, believes that FBB’s claims are without merit and intends to vigorously defend against them and pursue its counterclaims.

Important Information about the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between DXL and FBB. In connection with the merger, DXL filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on July 17, 2026, as amended most recently by Amendment No. 4 thereto filed with the SEC on October 19, 2026 (as amended, the “Preliminary Proxy Statement”), and intends to file a definitive proxy statement (the “Proxy Statement”), which will be distributed to the stockholders of DXL in connection with their votes on the issuance of common stock of DXL (“DXL Common Stock”) in the merger. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain these documents, and any other documents DXL has filed with the SEC, free of charge at the SEC’s website, www.sec.gov, or by accessing DXL’s website at investor.dxl.com. In addition, documents filed with the SEC by DXL will be available free of charge by writing to DXL at 555 Turnpike Street, Canton, Massachusetts 02021, Attention: Corporate Secretary.

Participants in the Solicitation

DXL and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of DXL in connection with the merger. Information about DXL’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in DXL’s Annual Report on Form 10-K/A, which was filed with the SEC on May 26, 2026, including under the headings “Director Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation,” and “Security Ownership of Management,” and in the Preliminary Proxy Statement, including under the headings “Merger—Interests of DXL’s Directors and Executive Officers in the Merger,” “DXL’s Executive Compensation,” “Executive Officers and Directors Following the Merger” and “Principal Stockholders of DXL.” To the extent holdings of DXL Common Stock by the directors and executive officers of DXL have changed from the amounts of DXL Common Stock held by such persons as reflected therein, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3, Statements of Changes in Beneficial Ownership on Form 4 or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5, in each case filed with the SEC.

FBB and its chief executive officer may be deemed to be participants in the solicitation of proxies from the stockholders of DXL in connection with the merger. Information about FBB and its chief executive officer can be found in the Form 8-K filed by DXL with the SEC on December 11, 2025 and in the Preliminary Proxy Statement, including under the heading “Executive Officers and Directors Following the Merger.”

Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, is contained in the Preliminary Proxy Statement, and will be contained in the Proxy Statement regarding the merger. Free copies of these documents may be obtained as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Destination XL Group, Inc.

Date:	October 30, 2026	By:	/s/ Robert S. Molloy
Robert S. Molloy General Counsel and Secretary